UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

United Storage Portfolio

On May 1, 2009, Strategic Capital Holdings, LLC (f/k/a U.S. Commercial LLC), the sponsor (the "Sponsor") of Strategic Storage Trust, Inc. (the "Registrant") executed an Assignment of Purchase and Sale Agreement to Strategic Storage Operating Partnership, L.P., the Registrant's operating partnership (the "Operating Partnership"), to assign all of its interest as the buyer in the Purchase and Sale Agreement by and between Storage Partners of Alpharetta, LLC, Storage Partners of Powers Ferry Road, LLC (collectively, the "United Storage Sellers") and the Sponsor dated April 15, 2009 (the "United Storage Purchase Agreement").

The United Storage Purchase Agreement relates to the purchase of self storage facilities located in Marietta, Georgia (Marietta Property) and Alpharetta, Georgia (Alpharetta Property) (collectively, the "United Storage Portfolio"). The purchase price for the United Storage Portfolio is $9,600,000. The Registrant expects this acquisition to close by the end of the second quarter of 2009 using net proceeds from its initial public offering. The United Storage Sellers are unaffiliated third parties. The Registrant anticipates paying its advisor, Strategic Storage Advisor, LLC (the "Advisor"), an acquisition fee of $240,000 in connection with the acquisition of the United Storage Portfolio.

Pursuant to the United Storage Purchase Agreement, the Registrant would be obligated to purchase the United Storage Portfolio only after satisfactory completion of agreed upon closing conditions. This acquisition is subject to a number of other conditions, including, but not limited to, the Registrant's ability to raise sufficient proceeds in its initial public offering to pay the entire purchase price for the United Storage Portfolio. There can be no assurance that the Registrant will complete the acquisition of the United Storage Portfolio. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit its $150,000 initial earnest money. The material terms of the United Storage Purchase Agreement are qualified by the entire agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

The Marietta Property is a 506-unit self storage facility that sits on approximately 1.2 acres and contains approximately 52,000 rentable square feet of self storage space, located at 2035 Powers Ferry Road, Marietta, Georgia, approximately 10 miles north of downtown Atlanta, Georgia. It was constructed in 2006.

The Alpharetta Property is a 646-unit self storage facility that sits on approximately 3.8 acres and contains approximately 76,200 rentable square feet of self storage space, located at 11640 Jones Bridge Road, Alpharetta, Georgia, approximately 30 miles north of downtown Atlanta, Georgia. It was constructed in 2002.

Montgomery Property

On May 1, 2009, the Sponsor executed an Assignment of Purchase and Sale Agreement to the Operating Partnership, to assign all of its interest as the buyer in the Purchase and Sale Agreement by and between Advent Development Company, LLC (the "Montgomery Seller") and the Sponsor dated February 2, 2009, as amended (collectively, the "Montgomery Purchase Agreement").

The Montgomery Purchase Agreement relates to the purchase of a self storage facility located in Montgomery, Alabama (Montgomery Property). The purchase price for the Montgomery Property is $3,800,000. The Registrant expects this acquisition to close by the end of the second quarter of 2009 using a combination of net proceeds from its initial public offering and the assumption of lender financing of approximately $3,000,000 (the "Montgomery Loan"). The Montgomery Seller is an unaffiliated third party. The Registrant anticipates paying the Advisor an acquisition fee of $95,000 in connection with the acquisition of the Montgomery Property.

Pursuant to the Montgomery Purchase Agreement, the Registrant would be obligated to purchase the Montgomery Property only after satisfactory completion of agreed upon closing conditions. This acquisition is subject to a number of other conditions, including, but not limited to, the Registrant's ability to raise sufficient proceeds in its initial public offering to pay all or a portion of the purchase price for the Montgomery Property and the Registrant's ability to assume the Montgomery Loan on acceptable terms. There can be no assurance that the Registrant will complete the acquisition of the Montgomery Property. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit its $50,000 initial earnest money. The material terms of the Montgomery Purchase Agreement are qualified by the entire agreement and the second amendment thereto attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

The Montgomery Property is a 602-unit self storage facility that sits on approximately 5.5 acres and contains approximately 94,600 rentable square feet of self storage space, located at 6010 Monticello Drive, Montgomery, Alabama, approximately six miles east of downtown Montgomery, Alabama. It was constructed in 1995 and 2004.

The Registrant will decide whether to acquire the United Storage Portfolio and the Montgomery Property generally based upon:

    its satisfactory completion of due diligence on the sellers, the United Storage Portfolio and the Montgomery Property;
    satisfaction of the conditions to the acquisitions in accordance with the United Storage Purchase Agreement and the Montgomery Purchase Agreement, as applicable;
    its receipt of sufficient net proceeds from the offering of its common stock to the public and assumption of debt financing, as applicable, to make these acquisitions; and
    no material adverse changes relating to the United Storage Portfolio, the Montgomery Property, the sellers or certain economic conditions.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the United Storage Portfolio and the Montgomery Property. Due to the considerable conditions to the consummation of the acquisitions of the United Storage Portfolio and the Montgomery Property, the Registrant cannot make any assurances that the closing of the United Storage Portfolio or the Montgomery Property is probable.

Item 7.01

On May 1, 2009, the Registrant issued a press release regarding the potential acquisitions of the United Storage Portfolio and the Montgomery Property. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Purchase and Sale Agreement by and between Storage Partners of Alpharetta, LLC, Storage Partners of Powers Ferry Road, LLC and U.S. Commercial LLC dated April 15, 2009

10.2 Purchase and Sale Agreement by and between Advent Development Company, LLC and U.S. Commercial LLC dated February 2, 2009

10.3 Second Amendment to Purchase and Sale Agreement by and between Advent Development Company, LLC and U.S. Commercial LLC dated March 31, 2009

99.1 Press Release dated May 1, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: May 1, 2009	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer